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                                                                       Exhibit 3

                               SECURITY AGREEMENT

     THIS AGREEMENT made this 22nd day of April, 1999 between the undersigned, of 1835 James Parkway, Heath, Ohio, all corporations organized and existing under the laws of the State of Delaware, (hereinafter referred to and obligated as the "Undersigned"), and THE HERSHHORN GROUP, with an offices at 2228 E. Deerfield Drive, Upper Providence, PA 19063 (hereinafter "Bank"), the address at which information concerning Bank's security interests hereunder may be obtained.

     1. THE COLLATERAL

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, and as security for the prompt payment and performance of all Obligations (as defined in Paragraph 2 below), the Undersigned hereby grants and conveys to Bank a continuing security interest in and lien upon:

     1.1 All of the Undersigned's new and used Inventory (as that term is now or hereafter defined in the Ohio Uniform Commercial Code, hereinafter the "UCC") now owned or hereafter acquired by the Undersigned, including all raw materials, work in process and materials used, produced or consumed in the Undersigned's business; all tangible personal property held by the Undersigned for sale, consignment or lease in the normal course of the Undersigned's business, or to be furnished under contracts of service; all tangible personal property which the Undersigned has so consigned, leased or furnished; all tangible personal property sold by the Undersigned on a sale or return basis; all tangible personal property returned to the Undersigned or repossessed by the Undersigned following a sale, consignment or lease thereof by the Undersigned; and all Documents of Title (as that term is defined in the UCC) or certificates of title or origin and all tangible personal property represented thereby;

     1.2 All Accounts, Chattel Paper, General Intangibles and Instruments (as those terms are now or hereafter defined in the UCC), now owned or hereafter acquired by the Undersigned, whether now existing or hereafter arising; all guaranties, sureties and endorsements of the Undersigned' s existing and future Accounts, Chattel Paper and Instruments; all security or collateral held or taken by the Undersigned to secure the payment and/or satisfaction of any Account, Chattel Paper or Instrument, including any returned or repossessed goods; and all goods surrendered to the Undersigned at the end of any lease or rental term; However, Bank shall not have a lien on the stock of the subsidiaries of Fix-Corp International, Inc.

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     1.3 All rights in connection with the residual value of any Inventory leased, rented, sold, consigned or otherwise disposed of, including but not limited to, the proceeds of any third party's option to purchase such Inventory; and

     1.4 All of the Undersigned's new and used machinery, equipment, furniture and fixtures now or hereafter owned or possessed by the Undersigned, whether or not affixed or to be affixed to real estate and including all replacements and substitutions of all or any of the foregoing, as well as accessions, accessories, parts and goods appurtenant to the property described; all jigs, tools, dies, replacement parts, tool and die designs, patents, processes, trade names, trademarks, service marks, copyrights, licenses and all General Intangibles and Choses in Action (as these terms are defined in the UCC), now or hereafter affixed thereto, arising therefrom, used in connection therewith, or related to the possession, use, or operation thereof.

     1.5 All property of the Undersigned;

including all replacements and substitutions of all or any of the foregoing; all accessions, accessories, parts and goods appurtenant to the property described; all patents, processes, trade names, trademarks, service marks, copyrights and licenses now or hereafter affixed thereto, arising therefrom, used in connection therewith, or related to the possession, use, manufacture, processing, advertisement, sale, consignment, lease, other disposition or operation thereof; all of the Undersigned's rights in consignment agreements, sale agreements, lease agreements, rental agreements and other agreements arising out of or relating to the Undersigned's lease, sale, rental, consignment or other disposition of the said property or any portion thereof (the term "Account" shall also be deemed to include all rights to payment arising out of or related to any and all consignment, sale, lease and rental agreements in which the Undersigned is the consignor, seller, or lessor, and this Agreement shall be considered an assignment of all such agreements); all insurance thereon and the proceeds of such insurance; and all cash and non-cash proceeds of all of the foregoing. All of the property described in this Paragraph 1 is hereinafter collectively referred to as the "Collateral."

     2. OBLIGATIONS SECURED

     The Collateral secures all of the following:

     2.1 The liabilities of the Undersigned to Bank evidenced by note executed on or about the date hereof, together with any interest thereon at the rate specified therein (the "Debt Instrument").


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     2.2 The liabilities of the Undersigned to Bank arising out of the existing loan and/or advances thereunder, if any, made by Bank to the Undersigned or any of them.

     2.3 All other existing liabilities and obligations of the Undersigned or any of them to Bank, whether absolute or contingent, direct or indirect, sole, joint or several, of any nature whatsoever, and out of whatever transactions arising, including without limitation any debt, liability or obligation owing from the Undersigned to others which Bank may obtain by assignment or otherwise, and continuing interest accruing on any of the foregoing, and any costs, legal fees and expenses incurred by Bank in the enforcement of any of the foregoing.

     2.4 Full and complete performance by the Undersigned of the warranties, representations and covenants herein set forth and all warranties, representations and covenants set forth in any documents executed and/or delivered in connection herewith.

     2.5 Performance by the Undersigned of all warranties, representations, and covenants set forth in the Debt Instrument, in the documents evidencing the liabilities specified in Subparagraph 2.1, 2.2 2.3 and/or 2.4 above, and in any documents executed and/or delivered in conjunction with any of the foregoing.

All of the foregoing liabilities and obligations are hereinafter collectively referred to as the "Obligations." The security interests granted herein shall continue in full force and effect until all of the Obligations have been satisfied in full.

     3. WARRANTIES, REPRESENTATIONS AND COVENANTS

         In order to induce Bank to enter into this Agreement, the Undersigned warrants, represents and covenants and, until all of the Obligations have been satisfied in full, continues to warrant, represent and covenant, as follows:

     3.1 The Undersigned will execute upon Bank's request such UCC financing statements, lease assignment forms, lessee notifications, Account Debtor (which is herein defined as any and all persons obligated as makers, endorsers, guarantors or sureties on any Account, Chattel Paper or Instrument) notifications and other documents as are deemed necessary or desirable to perfect and maintain perfected the liens and security interests granted herein.

     3.2 If the Collateral includes any property for which a Document or Certificate of Title is issuable, the Undersigned will present to Bank an appropriate Document or Certificate of Title for


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such Collateral, within three days after the Undersigned obtains possession of such Collateral, and the Undersigned will cause a notation of the lien and security interest granted to Bank herein to be made and noted on such Document or Certificate of Title.

     3.3 If any or all of the Collateral is purchased or to be purchased by the Undersigned with the proceeds of any of the Obligations, the Undersigned will join with Bank in executing all notices and other documents necessary to enable Bank to obtain a Purchase Money Security Interest in such Collateral, subject to any prior lien of Coast Business Credit, Inc. and Medallion Capital, Inc.

     3.4 The Undersigned's principal place of business and the place where the Undersigned keeps the Collateral and its Books and Records (as defined in Subparagraph 3.5 below) relating to its Inventory, Accounts, Chattel Paper and Instruments is the address stated after the name of the Undersigned above. The Undersigned will immediately advise Bank in writing of any change in any of the Undersigned's place(s) of business, the opening of any new or additional place(s) of business, and the locations of all places wherein the Undersigned keeps the Undersigned's Books and Records.

     3.5 The Undersigned shall keep complete and accurate Books and Records (as used herein, the term "Books and Records" shall be defined to include all of the Undersigned's books of original and final entry, including computer programs, software, stored material and data banks associated with or arising out of the Undersigned's business, operations and/or record keeping) and make all necessary entries therein to reflect the transactions and facts giving rise to its Inventory, Accounts, Chattel Paper and Instruments and all payments, credits and adjustments applicable thereto. The Undersigned agrees to mark its Books and Records in such fashion as to indicate the security interests granted to Bank herein. The Undersigned shall permit Bank, its officers, employees and agents to have reasonable access to all of the Undersigned's Books and Records and any other records pertaining to the Undersigned's business which Bank may request.

     3.6 If any of the Undersigned's Accounts, Contracts, or Contract Rights arise out of a contract with the United States government or any department, agency or instrumentality thereof, the Undersigned will immediately notify Bank thereof in writing and execute any and all instruments and take any and all steps required by Bank in order that the security interests of Bank hereunder in all Accounts arising thereunder, and in the proceeds thereof, shall be protected under the provisions of the Federal Assignment of Claims Act, subject to existing liens of Coast and Medallion.


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     3.7 The Undersigned will permit Bank to inspect and audit the Collateral at any time and from time to time.

     3.8 The Undersigned is duly organized, validly existing and in good standing under the laws of the State shown above, has the power and authority to make and perform this Agreement, and is duly qualified in all jurisdictions in which it conducts business or where such qualification is required. The execution, delivery and performance of this Agreement, the Debt Instrument, and all other documents required hereunder or delivered in conjunction herewith have been duly authorized by all requisite corporate or partnership action and will not violate any provision of law or regulation, or of the Articles of Incorporation, By-Laws or Partnership Agreement of the Undersigned, or any agreement, indenture or instrument to which the Undersigned is a party. This Agreement, the Debt Instrument, and all documents evidencing the Obligations hereunder arising herefrom or related hereto, when executed and delivered by the Undersigned, will be legal, valid and binding obligations of the Undersigned, enforceable against the Undersigned in accordance with their respective terms.

     4. [INTENTIONALLY OMITTED.]


     5. [INTENTIONALLY OMITTED.]


     6. [INTENTIONALLY OMITTED.]


     7. EVENTS OF DEFAULT

         Each of the following shall be an "Event of Default" hereunder:

     7.1 The nonpayment as and when due of any amount payable under or on any of the Obligations and all accrued interest thereon or the failure of any Obligor (the term "Obligor," as used herein, shall include the Undersigned and all other persons liable, either absolutely or contingently, on the Obligations, including endorsers, sureties and guarantors) at any time to observe or perform any of its warranties, representations or covenants contained in this Agreement, the Debt Instrument, the Obligations, or any other document or instrument related thereto or arising therefrom .

     7.2 If any signature, statement, warranty, representation or covenant made by any Obligor heretofore or hereafter in any application, exhibit, statement, certificate or other document executed or delivered pursuant to or in connection with the Obligations was or is materially incorrect, incomplete, false or

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misleading .

     7.3 The failure of any Obligor to observe or perform any agreement of any nature whatsoever with Bank.

     8. BANK'S RIGHTS UPON DEFAULT

         Upon or after the occurrence of any Event of Default, Bank may do any or all of the following, all of which rights and remedies shall be cumulative and any and all of which may be exercised from time to time and as often as Bank shall deem necessary or desirable:

     8.1 Exercise any or all rights, privileges and remedies available to Bank under this Agreement, the Debt Instrument, and of a secured party under the UCC (which remedies shall be cumulative), as well as those under any other applicable agreement with respect to any of the Collateral then held for the Obligations, and to apply such monies and the net proceeds of the Collateral to any of the Obligations then due Bank as provided below.

     8.2 Declare the entire unpaid amount of such of the Obligations as are not then due and payable to become immediately due and payable, without notice to or demand on any Obligor.

     8.3 The waiver of any Event of Default or Bank's failure to exercise any right or remedy hereunder shall not be deemed a waiver of any subsequent Event of Default or of the right to exercise that or any other right or remedy available to Bank.

     9. PAYMENT OF COSTS AND ATTORNEYS' FEES

         The Undersigned shall be liable, and shall reimburse Bank on demand, for all attorneys' fees and expenses incurred by Bank in the event that Bank engages an attorney to represent it in connection with (1) any alleged default by any Obligor under any of the Loan Documents issued in connection with or arising out of any of the Obligations, (2) the enforcement of any of Bank's rights and remedies under any of the Loan Documents, (3) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against any Obligor and/or (4) any potential and/or actual litigation arising out of or related to any of the foregoing, the Loan Documents or any of the Obligations, the Undersigned shall also be liable and shall reimburse Bank on demand for all other costs and expenses incurred by Bank in connection with the collection, preservation and/or liquidation of any collateral security for any of the Obligations and/or in the enforcement of any Obligor's obligations under any of the Loan Documents.


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     10. MISCELLANEOUS

     10.1 This Agreement shall inure to the benefit of, and is and shall continue to be binding upon, the parties, their successors, endorsers, personal representatives, receivers, trustees, heirs and assigns, but nothing contained herein shall be construed to permit the Undersigned to assign this Agreement or any of the Undersigned's rights or obligations hereunder without first obtaining Bank's prior written approval.

     10.2 All warranties, representations and covenants of the Undersigned contained in this Agreement are joint and several if the Undersigned is more than one person, and shall bind the Undersigned's personal representatives, heirs, successors and assigns and shall remain in full force and effect until the Obligations are paid in full and all of the undertakings of the Undersigned hereunder have been satisfactorily performed in full.

     10.3 This Agreement and the Debt Instrument have been executed pursuant to, delivered in and shall be governed by and construed under the laws of the State of Ohio. The parties acknowledge the exclusive jurisdiction of the federal, state and local courts located within the State of Ohio over controversies arising from or relating to this Agreement, except as Bank may otherwise elect.

     10.4 If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.

         10.5 The rights, powers and remedies of Bank hereunder are cumulative and not alternative and shall not be exhausted by the single assertion or exercise thereof and the failure of Bank to exercise any such right, power or remedy will not be deemed a waiver thereof nor preclude any further or additional exercise of such right, power or remedy at any other time. The waiver of any default hereunder shall not be deemed to be a waiver of any subsequent default.

     10.6 No modifications of this Agreement shall be binding or enforceable unless in writing and signed by duly authorized representatives of the Undersigned and Bank.

         IN WITNESS WHEREOF, the parties have hereunto caused this


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Agreement to be duly executed and sealed as of the day and year first above written.


FIX-CORP INTERNATIONAL, INC.        Attest:


By: /s/ James L. Trichon                /s/ MH
   ------------------------------       ---------------------------
                                                            [SEAL]


   PALLET TECHNOLOGY, INC.              ATTEST:


By: /s/ James L. Trichon                /s/ MH
   ------------------------------       ---------------------------
                                                             [SEAL]


   POLYSTYLE INDUSTRIES, INC.           ATTEST:


By: /s/ James L. Trichon                /s/ MH
   ------------------------------       ---------------------------
                                                             [SEAL]


   FIXCOR INDUSTRIES, INC.              ATTEST:


By: /s/ James L. Trichon                /s/ MH
   ------------------------------       ---------------------------
                                                             [SEAL]


   THE HERSHHORN GROUP




By: /s/ MH
   ------------------------------
         (Name and Title)


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